Exhibit 5.2

June 4, 2021

Board of Directors
Glatfelter Corporation
4350 Congress Street; Suite 600
Charlotte, NC 28209

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Glatfelter Corporation, a Pennsylvania corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by any applicable Prospectus Supplements, provides for the issuance and sale from time to time by the Company of up to an aggregate of $500,000,000 of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $50 per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for other debt securities, shares of Common Stock, shares of Preferred Stock or other securities (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), (v) securities purchase contracts, including contracts to purchase a fixed or variable number of Common Stock, Preferred Stock or Debt Securities at a future date or dates (the “Securities Purchase Contracts”), (vi) securities purchase units consisting of one or more of a Securities Purchase Contract, Debt Securities, Preferred Stock or debt or equity obligations of third parties, in each case securing holders’ obligations to purchase Common Stock or Preferred Stock under a Securities Purchase Contract (the “Units”), and/or (vii) any combination of the foregoing securities.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Securities Purchase Contracts, and the Units are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by any applicable Prospectus Supplements that may be filed under the Securities Act. You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

Board of Directors

Glatfelter Corporation

June 4, 2021

The Debt Securities will be issued pursuant to one or more indentures, as amended or supplemented from time to time (each, an “Indenture”), a form of which is filed as an exhibit to the Registration Statement, between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation of the Company, together with all amendments thereto; (ii) the Bylaws of the Company, together with all amendments thereto; (iii) the Registration Statement and the exhibits thereto; and (iv) the Prospectus. We have also reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined the originals or copies, certified or otherwise identified to our satisfaction of all other agreements, documents, and instruments as we have deemed appropriate as the basis for the opinions hereinafter set forth. We have also examined, and relied upon the accuracy of factual matters contained in, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and certificates or comparable documents of public officials and of officers and representatives of each of the Company.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

1.       the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will have been duly authorized and established by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement and, in each case, (a) in accordance with (i) the applicable Pennsylvania law, and (ii) the Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Company, in each case as the same may have been amended, and in a manner that does not violate any law, government or court-imposed order or restriction or result in a violation of any provision of any instrument or agreement then binding upon the Company (including, without limitation, any Indenture, Warrant Agreement, Securities Purchase Contracts, or agreement to purchase Units, as applicable), and (b) at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time (the “Authorizing Proceedings”);

Board of Directors

Glatfelter Corporation

June 4, 2021

2.       any shares of Common Stock (including any such shares issuable in connection with Preferred Stock, Debt Securities, Warrants, Securities Purchase Agreements and Units) issued by the Company pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time, will not exceed the maximum authorized number of shares of Common Stock under the Articles of Incorporation of the Company, as the same may have been amended, or the maximum number of shares of Common Stock authorized by the Board, if lower, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

3.       any shares of Preferred Stock (including any such shares issuable in connection with Debt Securities, Warrants, Securities Purchase Contracts and Units) issued pursuant to the Registration Statement, the Prospectus and any related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

4.       all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting such laws of the Commonwealth of Pennsylvania; provided, however, we express no opinion with respect to the applicability or effect of any securities laws.

Based upon the foregoing, we are of the opinion that:

1.       Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Common Stock, such Common Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

2.       Upon the completion of all Authorizing Proceedings relating to Registered Securities that are shares of Preferred Stock, such shares of Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

Board of Directors

Glatfelter Corporation

June 4, 2021

3.       Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Warrants, such Warrants will be duly authorized for issuance.

4.       Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Debt Securities, such Debt Securities will be duly authorized for issuance.

5.       Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Securities Purchase Contracts, including all Authorizing Proceedings relating to the Registered Securities sold together as Securities Purchase Contracts, such Securities Purchase Contracts will be duly authorized for issuance.

6.       Upon the completion of all Authorizing Proceedings relating to Registered Securities that are Units, including all Authorizing Proceedings relating to the Registered Securities sold together as Units, such Units will be duly authorized for issuance.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the reliance on this opinion by Shearman & Sterling LLP in connection with the opinion such firm is rendering to the Company, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement in the section titled “Legal Matters”. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP

Ballard Spahr LLP